CODE OF ETHICS

OF

HUSSMAN INVESTMENT TRUST

Adopted July 20, 2000

Last Updated March 24, 2022

Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), addresses conflicts of interest that arise from personal trading activities of investment company personnel. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by the investment company. The Rule also requires an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions to the investment company.

This Code of Ethics (the "Code") has been adopted by the Board of Trustees (the "Board") of Hussman Investment Trust (the "Trust"). It is based on the principle that the members of the Board (each, a "Trustee," and collectively, the "Trustees"), the officers of the Trust and employees of the Trust owe a fiduciary duty to the Trust's shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (1) serving their own personal interests ahead of the shareholders; (2) taking advantage of their position; and (3) any actual or potential conflicts of interest.

The provisions of this Code reflect the facts that: (1) the Adviser (as defined below) has adopted a code of ethics in accordance with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 that includes all requirements of Rule 17j-1 applicable to the directors, officers and employees of the Adviser; and (2) there are no employees of the Trust who are "investment personnel" of the Trust, as defined by paragraph (a)(7) of Rule 17j-1.

I.         Definitions. As used in this Code, the following terms shall have the following meanings:

(a)	"Access person" shall mean (i) any advisory person of the Trust or the Adviser; (ii) any director or officer of the Adviser; (iii) any Trustee, officer or employee of the Trust; and (iv) any director or officer of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of covered securities by a Fund, or whose functions or duties relate to the making of any recommendations with respect to purchases or sales of covered securities.

(b)	"Adviser" shall mean Hussman Strategic Advisors, Inc.

(c)	“Advisory person” shall mean (i) any Trustee, officer or employee of the Trust or any director, officer or employee of the Adviser (or of any company in a control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to purchases or sales of such securities; and (ii) any natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of covered securities by the Funds.

(d)	"Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

(e)	"Covered security" shall mean any security (as defined in paragraph (i) below) other than: shares of any registered open-end investment company that is not one of the Funds or an exchange-traded fund; direct obligations of the U.S. Government; bankers' acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements.

(f)	“Distributor” shall mean Ultimus Fund Distributors, LLC.

(g)	"Independent Trustee" shall mean a Trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

(h)	"Funds" shall mean Hussman Strategic Growth Fund, Hussman Strategic Total Return Fund, Hussman Strategic International Fund, Hussman Strategic Allocation Fund and any future series established by the Trust.

(i)	"Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

(j)	A "security held or to be acquired by the Funds" shall mean: (1) any covered security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or the Adviser for purchase by a Fund; or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such covered security.

(k)	"Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

(l)	“Automatic investment plan” shall mean any program, including a dividend reinvestment plan, in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

II.       Prohibition on Certain Actions. Access persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

1.	Employ any device, scheme or artifice to defraud the Funds;

2.	Make any untrue statement of a material fact to the Trust or to omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

3.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

4.	Engage in any manipulative practice with respect to the Funds.

III.      Quarterly Reporting of Securities Transactions. Each access person, other than an Independent Trustee, shall file with the Chief Compliance Officer of the Trust (the "CCO") no later than ten (10) days after the end of each calendar quarter, a report listing all personal transactions in securities for that quarter (a "Quarterly Personal Securities Transaction Report"). The form attached as "Exhibit A" shall be used for this purpose. All Quarterly Personal Securities Transaction Reports will be reviewed by the CCO. Notwithstanding the foregoing, an Independent Trustee shall be required to file a Quarterly Personal Securities Transaction Report with respect to transactions where such Independent Trustee knows, or in the course of fulfilling his or her duties as a Trustee should have known, that during the 15-day period immediately preceding or following the date of a transaction in a covered security by the Independent Trustee, such security was purchased or sold by a Fund or the purchase or sale of the security by a Fund is or was considered by a Fund or the Adviser (a "Covered Security Transaction"). For purposes of this requirement, a Covered Security Transaction shall include any transaction in a covered security effected by or for an account over which the Independent Trustee exercises investment control, influence or discretion, or a third party upon receipt of information, instructions or direction from the Independent Trustee, if such Independent Trustee knows, or in the course of fulfilling his or her duties as an Independent Trustee should have known, that during the 15-day period immediately preceding or following the date of such transaction for such an account or third party, such security was purchased or sold by a Fund or the purchase or sale of the security by a Fund is or was considered by a Fund or the Adviser.

IV.      Initial and Annual Reporting of Holdings. Each access person, other than an Independent Trustee, shall file with the CCO, no later than ten (10) days after he or she becomes an access person, an initial holdings report listing all covered securities beneficially owned by such person as of the date he or she became an access person. On an annual basis, not later than January 30 of each year, each access person, other than an Independent Trustee, shall file with the CCO, in the form attached as "Exhibit B," an annual certification and holdings report, pursuant to which such access person shall: (1) certify to his or her compliance with this Code (including the terms of any exception granted to such access person from the reporting requirements of the Code pursuant to Section V1 below); and (2) list all covered securities beneficially owned (directly or indirectly) by such person. The listing of securities included in the report must be current as of a date no more than thirty (30) days before the report is submitted. Additionally, any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank which maintains an account in which any securities of which the access person has or had direct or indirect beneficial ownership were held; and (3) the date that the report is submitted.

V.       Exceptions from Reporting Requirements. An access person shall not be subject to the reporting requirements in Sections III or IV above in the following circumstances:

1.	Subject to the approval of the CCO, an access person may be excepted from the reporting requirements imposed by Sections III and IV above (but not from the requirement for such access person to provide an annual certification of compliance with the Code) with respect to transactions effected for, and securities held in, any account over which such access person has no direct or indirect influence or control. The CCO may revoke any such exception at any time and for any reason. In determining whether to approve an exception from reporting requirements with respect to any such account, the CCO shall require an access person to submit such information, to provide such initial and periodic certifications, and to provide such undertakings and access of the CCO to information, as the CCO shall (in the CCO’s sole discretion) deem necessary or appropriate in determining whether to approve such exception.

2.	An access person need not make the reports required by Section III above to the extent such reports would duplicate information contained in broker trade confirmations or account statements received by the CCO with respect to the access person in the required time period, if all of the required information is contained in the broker trade confirmations or account statements, or in the records of the Trust, the Adviser or the Distributor.

3.	An access person need not make the reports required by Sections III and IV above if such access person is subject to, and complies with, the reporting requirements of the code of ethics of the Adviser or the Distributor, as applicable.

4.	An access person need not make the reports required by Section III above with respect to transactions effected pursuant to an automatic investment plan.

VI.      Disclaimer of Beneficial Ownership. An access person may include in any report required under Sections III or IV above, a disclaimer as to the beneficial ownership in any securities covered by the report.

VII.     Annual Certification by Independent Trustees. Each Independent Trustee will be required to certify to the Trust following the end of each year that he or she has complied with the Code and has reported to the Trust all transactions in securities required to be reported under this Code, including any Covered Security Transaction (as defined in Section III above) effected by or for: (1) such Independent Trustee, (2) a third party upon receipt of information, instructions or direction from such Independent Trustee; or (3) an account over which such Independent Trustee exercises investment control, influence or discretion. Such certification will be filed with the CCO no later than January 30 of each year.

VIII.    Review of Reports; Sanctions. The CCO shall review the reports required under this Code and shall report violations of the Code at least quarterly to the Board. If any access person violates any provisions set forth in this Code, the Board shall impose such sanctions as it deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one’s personal account or securities in that account for a specified time frame.

IX.      Reporting to Board. At least once each year, the CCO shall provide the Board with a written report that: (1) describes issues that arose during the previous year under this Code including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent its access persons from violating this Code.

X.       Notification of Reporting Obligation. The CCO shall identify all persons who are required to make the reports and/or certifications required under Sections III, IV and VII and shall inform those persons of their filing obligation. Each access person shall be required to acknowledge in writing, in the form attached as “Exhibit C,” that he or she has received a copy of, has read and fully understands and will comply with, this Code.

XI.      Retention of Records. The Trust shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

1.	A copy of this Code, and each code of ethics previously in effect for the Trust at any time within the past five years, must be maintained in an easily accessible place.

2.	A record of any violation of the Code, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

3.	A copy of each report required to be made by an access person pursuant to this Code must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

4.	A record of all persons, currently or within the past five years, who are or were required to make reports and/or certifications under Sections III, IV and VII, or who are or were responsible for reviewing these reports or certifications, must be maintained in an easily accessible place.

5.	A copy of each report made by the CCO to the Board pursuant to Section IX must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

Exhibit A

Quarterly Personal Securities Transaction Report

Name (please print)	Quarter Ending

INSTRUCTIONS: Record all transactions in covered securities that you are required to report pursuant to the Code of Ethics during the quarter indicated above. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of the quarter.

Date	Purchase/Sale/ Other	Number of Shares/ Principal Amount	Title of Security	Price	Broker/Dealer/Bank

Please disclose below any account that was opened with a broker, dealer or bank during the quarter covered by this report in which covered securities in which you have direct or indirect beneficial ownership were, are or may be held.

Account Registration	Broker/Dealer/Bank	Account No.	Date Established

I certify that the transactions listed above represent all transactions during the quarter that are required to be reported by me pursuant to the Code of Ethics and that no accounts in which covered securities in which I have direct or indirect beneficial ownership were, are or may be held were opened during the quarter with a broker, dealer or bank other than indicated above.

Signature of Access Person	Approved

Date of Filing	Date Approved

Note: The terms "beneficial ownership," "covered securities" and "transactions," as used herein, have the meanings set forth in the Code of Ethics.

EXHIBIT B

ANNUAL CERTIFICATION AND HOLDINGS REPORT

December 31, 20___

Name (please print)

INSTRUCTIONS: Record holdings, as of December 31, 20__, in all covered securities in which you had any direct or indirect beneficial ownership (other than such securities held in any account as to which you have been excepted from reporting requirements of the Code of Ethics by the Chief Compliance Officer). This form must be returned by January 30, 20__.

Title of Security	Number of Shares/Principal Amount

Please disclose below each account with a broker, dealer or bank in which any covered securities in which you have direct or indirect beneficial ownership were held as of December 31, 20__.

Account Registration	Broker / Dealer / Bank	Account Number

By signing below I certify that the securities listed above reflect all covered securities in which I had any direct or indirect beneficial ownership that I am required to report pursuant to the Code of Ethics, and that the accounts listed above reflect all accounts maintained with any broker, dealer or bank in which I had any direct or indirect beneficial ownership of covered securities, as of the date listed above. I further certify that I have read and fully understand the Code of Ethics and have complied in all respects with the Code of Ethics during the year ended December 31, 20 __.

Signature of Access Person	Approved

Date of Filing	Date Approved

Note: The terms "beneficial ownership" and "covered securities," as used herein, have the meanings set forth in the Code of Ethics.

EXHIBIT C

CODE OF ETHICS

CERTIFICATION OF COMPLIANCE

As an Access Person as defined in the Code of Ethics of Hussman Investment Trust adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code and will disclose and report all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code.

Signature

Name (Please Print)

Date